UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2007

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50839	04-3386549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 22, 2007, Phase Forward Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Thomas Weisel Partners LLC, UBS Securities LLC, Piper Jaffray & Co., Craig-Hallum Capital Group LLC and Pacific Crest Securities Inc. as representatives of the several underwriters (collectively, the “Underwriters”). The Underwriting Agreement provides for the sale by the Company to the Underwriters of 5,500,000 shares of the Company’s common stock at a price to the Underwriters of $14.175 per share (the “Offering”). The Company also granted the Underwriters an option to purchase up to 825,000 additional shares solely to cover over-allotments, if any.  The sale of 5,500,000 shares is scheduled to close on May 29, 2007, subject to customary closing conditions.

The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of these liabilities.

The shares are being offered pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with an offering pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-142328) (the “Registration Statement”).

The Underwriting Agreement is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference in its entirety herein and into the Registration Statement.

Item 7.01 Regulation FD Disclosure

On May 22, 2007, the Company issued a press release announcing the pricing of the offering of common stock described in Item 1.01 above. A copy of this press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated May 22, 2007

99.1	Press Release issued by the Company on May 22, 2007, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

May 22, 2007	By:	/s/ Rodger Weismann
Rodger Weismann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated May 22, 2007

99.1	Press Release issued by the Company on May 22, 2007, furnished herewith.